Exhibit 5.1

April 13, 2026

Sow Good Inc.

1440 N Union Bower Road

Irving, TX 75061

Ladies and Gentlemen:

We have acted as New York counsel to Sow Good Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the offer and sale from time to time, of shares of common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2026 (Registration No. 333-294799) (the “Registration Statement”), and are being offered pursuant to a base prospectus contained in the Registration Statement as of its most recent effective date (the “Base Prospectus”) and a prospectus supplement dated April 13, 2026 filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Shares. In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	a copy of the Certificate of Incorporation, filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Commission on February 22, 2024, and the Certificate of Amendment of Certificate of Incorporation, filed as exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 30, 2026 (together, the “Certificate of Incorporation”);

(d)	a copy of the Second Amended and Restated Bylaws of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 19, 2026;

(e)	a copy of the Unanimous Written Consent of the Company’s board of directors adopted on April 10, 2026; and

(f)	a copy of the Sales Agreement, dated April 13, 2026, by and between the Company and Craft Capital Management LLC, as sales agent (the “Sales Agreement”).

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. In addition, in rendering the opinions expressed below, we have assumed that the Shares will be executed and countersigned by the transfer agent or registrar therefor as contemplated in the Registration Statement.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Shares, when sold and issued against payment therefor in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Shares pursuant to the Registration Statement as contemplated by the Sales Agreement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated April 13, 2026 and its incorporation by reference into the Registration Statement and to the reference to our firm as counsel for the Company under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

DV:AL